Exhibit 10.1

[●], 2021

Alpha Healthcare Acquisition Corp.

1177 Avenue of the Americas, 5th Floor

New York, New York 10036

Humacyte, Inc.

2525 E NC Highway 54

Durham, North Carolina 27713

Ladies and Gentlemen:

This letter agreement (the “Agreement”) is being delivered to you in connection with the Business Combination Agreement dated February 17, 2021 (as amended from time to time, the “BCA”) entered into by and among Alpha Healthcare Acquisition Corp., a Delaware corporation (the “Company”), Hunter Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Humacyte, Inc., a Delaware corporation (“Humacyte”), pursuant to which Merger Sub will merge with and into Humacyte, with Humacyte surviving as a wholly-owned subsidiary of the Company (the “Business Combination”).

In order for the Company to proceed with the Business Combination and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Securityholder”) hereby agrees with the Company as follows:

1.	The Securityholder shall not Transfer any shares of Class A Common Stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) or any securities convertible into or exercisable or exchangeable (directly or indirectly) for shares of Class A Common Stock (including New Securities (as defined below)) for a period of one year following the Closing Date (as defined below) (the “Lock-Up Period”); provided, however, that the foregoing restrictions shall not apply to any shares of Class A Common Stock purchased by a Securityholder in the PIPE Financing; provided, further, that if the volume weighted average price (“VWAP”) of the Class A Common Stock on Nasdaq, or any other national securities exchange on which the Class A Common Stock is then traded, as reported by Bloomberg, L.P. is greater than or equal to $15.00 over any 20 trading days within any 30 trading day period following the Closing Date, then, commencing at least 180 days after the Closing Date, the Lock-Up Period shall be deemed to have expired with respect to 50% of the shares of the Securityholder’s Class A Common Stock subject thereto. The foregoing restriction is expressly agreed to preclude the Securityholder during the Lock-up Period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Securityholder’s shares of Class A Common Stock even if such shares of Class A Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during the Lock-up Period would include without limitation any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Securityholder’s shares of Class A Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares of Class A Common Stock. The foregoing restrictions shall not apply to Transfers made: (i) pursuant to a bona fide gift or charitable contribution; (ii) by will or intestate succession upon the death of the Securityholder; (iii) to any Permitted Transferee; (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; or (v) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property; provided that in the case of (i) or (iii), the recipient of such Transfer must enter into a written agreement agreeing to be bound by the terms of this Agreement, including the transfer restrictions set forth in this Section 1.

For purposes of this Agreement, “New Securities” means all shares of Class A Common Stock issued in connection with the Business Combination.

For purposes of this Agreement, “Permitted Transferee” means (i) the members of Securityholder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings); (ii) any trust or family limited liability company or partnership for the direct or indirect benefit of the Securityholder or the immediate family of the Securityholder; (iii) if the Securityholder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust; (iv) any officer, director, general partner, limited partner, shareholder, member, or owner of similar equity interests in the Securityholder; or (v) any affiliate of the Securityholder.

For purposes of this Agreement, “Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any shares of Class A Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Class A Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

2.	In furtherance of the foregoing, the Company, Continental Stock Transfer & Trust Company or any other duly appointed transfer agent of the Company are hereby authorized to decline to make any transfer of shares of Class A Common Stock if such transfer would constitute a violation of this Agreement.

3.	This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the undersigned (i) Securityholder and (ii) the Company.

4.	No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Securityholder and each of its respective successors, heirs and assigns and permitted transferees.

5.	This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

6.	This Agreement shall terminate on the expiration of the Lock-up Period; provided, however, that in the event that the Closing Date does not occur prior to August 31, 2021, this Agreement shall terminate on August 31, 2021.

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Very truly yours,

If Securityholder is an individual:

Signature:
Print name:

If Securityholder is an entity:

Name of Securityholder:
Signature:
Name:
Title:

[Signature Page to Lock-Up Agreement]

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